SECOND AMENDMENT AND JOINDER

dated as of November 1, 2011
to the

PARTICIPATION AGREEMENT

dated as of November 28,2007
among

VAN ECK VIP TRUST (f/k/a VAN ECK WORLDWIDE INSURANCE TRUST) (the "Fund"), VAN ECK SECURITIES CORPORATION (the "Underwriter"), VAN ECK ASSOCIATES CORPORATION (the "Adviser"), and PRINCIPAL LIFE INSURANCE COMPANY (the "Company") (together with the Schedules, as amended from time to time, the "Agreement").

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment and Joinder (this "Amendment").

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.    Amendment of the Agreement

(a)
Joinder. Principal National Life Insurance Company shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to the "Company" shall mean Principal National Life Insurance Company and/or Principal Life Insurance Company, as applicable.

(b)	Consent. Principal National Life Insurance Company agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c)	Notices. Article XII of the Agreement is amended by adding contact information for Principal National Life Insurance Company as follows:

Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392-1170
Attention: Sara Wiener with a copy to Law: Securities Counsel

(d)	Amended and Restated Schedule A. Schedule A is hereby amended and restated in accordance with the Amended and Restated Schedule A attached hereto.

2.    Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.    Miscellaneous

(a)    Entire Agreement; Restatement.

(i)
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

VAN ECK VIP TRUST	PRINCIPAL LIFE INSURANCE COMPANY

/s/ J. R. Sim	/s/ Sara Wiener
By: ____________________________________	By: ____________________________________
Name: Jonathan R. Sim	Name: Sara Wiener
Title: Vice President	Title Director - Life Product Mgmt

VAN ECK SECURITIES CORPORATION	PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

/s/ Peter T. Moeller	/s/ Sara Wiener
By: ____________________________________	By: ____________________________________
Name: Peter T. Moeller	Name: Sara Wiener
Title: Senior Vice President	Title Director - Life Product Mgmt

VAN ECK ASSOCIATES CORPORATION

/s/ J. R. Sim
By: ____________________________________
Name: Jonathan R. Sim
Title: Vice President

SCHEDULE A

dated as of November 1, 2011 to the

PARTICIPATION AGREEMENT

dated as of November 28, 2007

Principal Life Insurance Company:

•	Principal Life Insurance Company Variable Life Separate Account

•	Principal Life Insurance Company Separate Account B

Principal National Life Insurance Company:

•	Principal National Life Insurance Company Variable Life Separate Account